UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2003

FISHTHEWORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-15545	65-0956101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code 561-750-4450

2206 NE 26th Street, Fort Lauderdale, Florida 33305
(Former name of registrant as specified in its charter)

Item 1. Changes in Control of Registrant.

On April 4, 2003 we acquired 88.50% of the outstanding shares of DDS Technologies USA, Inc., or DDS, a Delaware company, pursuant to a Securities Exchange Agreement dated April 4, 2003, by and between the Company and a majority of the shareholders of DDS. Under the terms of the Securities Exchange Agreement, a majority of the shareholders of DDS agreed to transfer their shares of common stock of DDS to the Company in exchange for an aggregate of 14,877,255 shares of common stock, or 91.24% of the issued and outstanding shares of the Company. Immediately prior to, and in connection with the securities exchange transaction, Jon Erik Gundlach, the sole director and officer and majority shareholder of the Company, at the time of the Share Exchange, returned 8,571,000 shares of common stock of the Company to treasury.

In connection with the share exchange, Jon Erik Gundlach resigned as the sole officer of the Company and Ben Marcovitch was elected to serve as President and Chief Executive Officer and Joseph Fasciglione was elected to serve as the Chief Financial Officer, Secretary and Treasurer. Additionally, Ben Marcovitch was elected to serve as a director of the Company.

Lastly, on April 11, 2003 the Company filed a Preliminary Information Statement pursuant to Schedule 14C, which  includes the information required by Rule 14f-1 with respect to a change in the majority of the composition of the board of directors. Ten (10) days after mailing the Information Statement to the Company's shareholders, Jon Erik Gundlach will resign as a director of the Company and the members of the Board of Directors of DDS will become members of the Board of Directors of the Company. Such directors will include Dr. Jacques DeGroote, Dr. Marc Mallis and Mr. Umberto Manola.

The table below sets forth the ownership of each director and officer of the company, all directors and officers of the company as a group, and each beneficial owner of greater than 5% of the outstanding shares of the company as of April 21, 2003.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Joseph Fasciglione (2) 14199 Aster Avenue Wellington, Florida 33414	Common	100,000	0.61%
Ben Marcovitch(1)(2) 4321 NE 13th Terrace Fort Lauderdale, Florida 33334	Common	800,000	4.91%
Jon Erik Gundlach (1) 2206 NE 26th Street Fort Lauderdale, Florida 33305	Common	300,750	1.84%
All directors and executive officers as a group (3 persons)	Common	1,200,750	7.36%
DDS Technologies Ltd. (3) 21 St. George Road London, United Kingdom SE1 6TE	Common	4,000,000	24.53%

(1) Director

(2) Officer

(3) DDS Technologies Ltd. licenses technology to DDS Holdings, Inc., an indirect subsidiary of the company, the future sale of which will constitute the main business of the company. In addition, Umberto Manola, who will become a director of the Company after the mailing of the 14C, is the holder of the patent for the technology which is licensed to the subsidiary and also holds 60% of the outstanding shares of the common stock of DDS Technologies Ltd. Dr. Jacques DeGroote, who is also anticipated to be a director of the Company, holds 2% of the outstanding shares of DDS Technologies Ltd.

As a result of the securities exchange transaction, we acquired the business of DDS, which includes the North, South, Central American and African rights to the sale and distribution of a dry dissagregation technology.

Item 2. Acquisition or Disposition of Assets

As a result of the transaction described in Item 1 above, the Company acquired 88.50% of the issued and outstanding shares of common stock of DDS. DDS is a publicly reporting company which holds the North, South, Central American and African rights to the sale and distribution of dry dissagregation technology, permitting the dry separation of agricultural products which can be sorted according to various properties, and which has applications across numerous industries.

In connection with the acquisition, we have agreed to spin-off Fishtheworld's existing business and operations, and transfer them to the historic shareholders of the Company. The Company will now pursue the sale and distribution of dry dissagregation technology.

Item 5. Other Events

(a) On April 11, 2003 we filed an information statement on a Preliminary Schedule 14C requesting approval from our shareholders, by written consent of a majority of the outstanding shares of common stock of the Company, in favor of a reincorporation merger which will have the effect of (1) changing our domicile from Florida to Nevada; (2) changing the company's name to DDS Technologies USA, Inc.; and (3) all of the directors of DDS shall become the directors of the Company after its reincorporation in the state of Nevada.

Item 7. Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired
     To be filed by amendment to this Form 8-K within 60 days from the date hereof.

(b) Pro Forma Financial Information
     To be filed by amendment to this Form 8-K within 60 days from the date hereof.

(c) Exhibit

10.1 Share Exchange Agreement by and among Fishtheworld Holdings, Inc., a Florida corporation, and a majority of the shareholders of DDS Technologies USA, Inc. a Delaware corporation dated and executed as of April 4, 2003 (incorporated herein by reference to the Schedule 13D filed by DDS Technologies Ltd. with the Securities and Exchange Commission on April 14, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHTHEWORLD HOLDINGS, INC.

Date: April 21, 2003	By: /s/ Ben Marcovitch
Name: Ben Marcovitch
Title: President